Exhibit 99.1

FOR IMMEDIATE RELEASE

Global Net Lease Announces Operating Results for First Quarter 2016

New York, May 6, 2016 – Global Net Lease, Inc. (NYSE: GNL) (“GNL” or the “Company”), a real estate investment trust focused on acquiring and managing a diversified global portfolio of single tenant net lease commercial properties, announced today its financial and operating results for the quarter ended March 31, 2016.

First Quarter 2016 Results and Highlights

•	Rental Income of $51.5 million, a year over year increase of 8.6%

•	Adjusted Funds from Operations (“AFFO”) of $32.3 million, or $0.19 per share

•	Core Funds from Operations (“Core-FFO”) of $29.9 million, or $0.18 per share

•	NAREIT defined Funds from Operations (“FFO”) of $30.0 million, or $0.18 per share

•	Net Operating Income (“NOI”) of $49.3 million

•	Net Income attributable to stockholders of $6.5 million, or $0.04 per share

•	Payout ratio of 88.1%, based on the mid-point of full year AFFO guidance range

Scott Bowman, Chief Executive Officer and President of GNL, commented, “We are pleased to report strong results for first quarter 2016. We believe our best-in-class real estate portfolio and balance sheet provide GNL with a strong foundation for growth. We continue to work diligently to build GNL into a top tier net lease REIT, executing our investment objectives and creating shareholder value. We are reiterating our 2016 AFFO per share guidance of $0.78 - $0.83, and have announced we will maintain our annualized $0.71 per share distribution for the second quarter 2016.”

Property Portfolio Composition at March 31, 2016

The Company’s diversified property portfolio consisted of 329 net lease properties located in 5 countries and comprising 18.7 million total square feet leased to 86 tenants across 36 industries. The real estate portfolio attributes include:

•	100% Occupancy

•	Weighted average remaining portfolio lease term of 11.0 years

•	89.3% of portfolio NOI with contractual rent increases

•	72.3% of NOI derived from investment grade rated or implied investment grade rated tenants

•	58% U.S. and 42% Europe (based on NOI)

•	54% Office, 30% Industrial / Distribution and 15% Retail (based on an annualized NOI and on foreign currency exchange rates as of March 31, 2016)

“At the core of GNL is its best-in-class portfolio of mission critical assets leased to largely investment grade tenants on long-duration leases,” said Mr. Bowman. “This high-quality portfolio generates predictable cash flows, drives interest coverage ratios that are at the high-end of our peer group, and provides a strong foundation for future growth.”

Capital Structure and Liquidity Resources

At March 31, 2016, the Company had $45.8 million of cash and cash equivalents and $36.7 million available under its revolving credit facility based on foreign exchange rates as of March 31, 2016. The Company’s net debt to enterprise value was 45.1% with enterprise value of $2.6 billion based on the March 31, 2016 closing share price of $8.56, and total combined debt of $1.2 billion at year-end, including $532.4 million of outstanding mortgage debt.

In January 2016, the Company re-paid $20.0 million of outstanding amounts previously drawn on the Company’s credit facility. As of March 31, 2016, the Company had $703.3 million outstanding based on foreign exchange rates as of March 31, 2016. The Company has provided notice that it intends to exercise its first one-year option to extend the maturity of its credit facility to July 25, 2017.

As of March 31, 2016, the Company’s total combined debt had a weighted average interest rate cost of 2.5%, consisting of 64.1% fixed rate[1] and 35.9% floating rate debt, resulting in an interest coverage ratio of 5.2 times.

“We continued to make tremendous strides as a public company to begin the year,” said Tim Salvemini, Chief Financial Officer of GNL. “Our strong balance sheet and interest coverage ratio compared to our peer set, keep us well positioned to take advantage of the accretive spreads between our cost of debt and acquisition cap rates.”

Mr. Salvemini continued, “We look forward to working with the ratings agencies in the coming 9 to 12 months to secure a formal credit rating, which we expect would provide us with cost-effective opportunities to access the public and private markets to streamline our capital structure, laddering our debt maturities and reducing reliance on our credit facility.”

Conference Call

GNL will host a conference call on May 6, 2016 at 11:00 a.m. ET to discuss financial and operating results for the first quarter 2016.

1 Inclusive of floating rate debt with in place rate hedges allowing debt to effectively act as fixed.

Dial-in instructions for the conference call and the replay are outlined below. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through the GNL website, www.globalnetlease.com, in the “Investor Relations” section.

To listen to the live call, please go to GNL's “Investor Relations” section of the website at least 15 minutes prior to the start of the call to register and download any necessary audio software. For those who are not able to listen to the live broadcast, a replay will be available shortly after the call on the GNL website at www.globalnetlease.com.

Conference Call Details

Live Call

Dial-In (Toll Free): 1-888-317-6003

International Dial In (Toll Free): 1-412-317-6061

Canada Dial In (Toll Free): 1-866-284-3684

Participant Elite Entry Number: 5654460

Conference Replay*

Domestic Dial In (Toll Free): 1-877-344-7529

International Dial In (Toll Free): 1-412-317-0088

Canada Dial In (Toll Free): 1-855-669-9658

Conference Number: 10085630

*Available one hour after the end of the conference call through August 6, 2016.

(Participants will be required to state their name and company upon entering call.)

Supplemental Schedules

The Company will file supplemental information packages with the Securities and Exchange Commission (the “SEC”) to provide additional disclosure and financial information. Once posted, the supplemental package can be found under the “Presentations” tab in the Investor Relations section of GNL’s website at www.globalnetlease.com and on the SEC website at www.sec.gov.

About Global Net Lease, Inc.

Global Net Lease, Inc. (NYSE: GNL) is a publicly traded real estate investment trust listed on the NYSE focused on acquiring and managing a diversified global portfolio of commercial properties, with an emphasis on sale-leaseback transactions involving single tenant, mission critical, income producing, net-leased assets across the United States, Western and Northern Europe. Additional information about GNL can be found on its website at www.globalnetlease.com.

Important Notice

The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to be materially different. Forward-looking statements may include, but are not limited to, statements regarding stockholder liquidity and investment value and returns. The words "anticipates," "believes," "expects," "estimates," "projects," "plans," "intends," "may," "will," "would" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results may differ materially from those contemplated by such forward-looking statements, including those set forth in the Risk Factors section of GNL’s most recent annual report on Form 10-K filed with the SEC on February 29, 2016, and in future filings with the SEC. Further, forward-looking statements speak only as of the date they are made, and GNL undertakes no obligation to update or reverse any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events on changes to future operating results, unless required to do so by law.

The discussion regarding 2016 AFFO per share guidance includes estimated projections of future operating results. These projections were not prepared in accordance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections. This information is not fact and should not be relied upon as being necessarily indicative of future results; the projections were prepared in good faith by management and are based on numerous assumptions that may prove to be wrong. Important factors that may affect actual results and cause the projections to not be achieved include, but are not limited to, risks and uncertainties relating to the company and other factors described under “Risk Factors” section of the Company’s Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and “Forward-Looking Statements.” The projections also reflect assumptions as to certain business decisions that are subject to change. As a result, actual results may differ materially from those contained in the estimates. Accordingly, there can be no assurance that the estimates will be realized.

Contacts

Media Inquiries:	Investor Inquiries:

Tim Cifelli President DDCworks tcifelli@ddcworks.com (484-342-3600)	Matthew Furbish Director Investor & Public Relations mfurbish@globalnetlease.com (212-415-6500)	Scott J. Bowman Chief Executive Officer Global Net Lease, Inc. sbowman@globalnetlease.com (212-415-6500)

Global Net Lease, Inc.

Consolidated Balance Sheets (Unaudited)

(in thousands, except share and per share data)

	March 31, 2016	December 31, 2015
Assets
Real estate investments, at cost:
Land	$342,517	$341,911
Buildings, fixtures and improvements	1,692,322	1,685,919
Construction in progress	180	180
Acquired intangible lease assets	518,753	518,294
Total real estate investments, at cost	2,553,772	2,546,304
Less accumulated depreciation and amortization	(157,670)	(133,329)
Total real estate investments, net	2,396,102	2,412,975
Cash and cash equivalents	45,787	69,938
Restricted cash	4,310	3,319
Derivatives, at fair value	3,582	5,812
Prepaid expenses and other assets	43,386	38,393
Due from related parties	16	136
Deferred tax assets	2,572	2,552
Goodwill and other intangible assets, net	3,111	2,988
Credit facility deferred financing costs, net	2,464	4,409
Total Assets	$2,501,330	$2,540,522

Liabilities and Equity
Mortgage notes payable, net of deferred financing costs	$525,503	$524,262
Mortgage premium, net	555	676
Credit facility	703,263	717,286
Below-market lease liabilities, net	27,643	27,978
Derivatives, at fair value	13,918	6,028
Due to related parties	414	399
Accounts payable and accrued expenses	19,623	18,659
Prepaid rent	13,601	15,491
Deferred tax liability	3,713	4,016
Taxes payable	4,159	5,201
Dividends payable	33	407
Total liabilities	1,312,425	1,320,403

Commitments and contingencies

Equity:
Preferred stock, $0.01 par value, 50,000,000 authorized, none issued and outstanding at March 31, 2016 and December 31, 2015	-	-
Common stock, $0.01 par value, 300,000,000 shares authorized, 168,936,633 shares issued and outstanding at March 31, 2016 and December 31, 2015.	1,692	1,692
Additional paid-in capital	1,480,235	1,480,162
Accumulated other comprehensive loss	(11,881)	(3,649)
Accumulated deficit	(296,344)	(272,812)
Total stockholders' equity	1,173,702	1,205,393
Non-controlling interest	15,203	14,726
Total equity	1,188,905	1,220,119
Total liabilities and equity	$2,501,330	$2,540,522

Global Net Lease, Inc.

Consolidated Statements of Operations (Unaudited)

(in thousands, except share and per share data)

	Three Months Ended
	March 31, 2016	December 31, 2015	March 31, 2015
Revenues:
Rental income	$51,511	$52,118	$47,432
Operating expense reimbursements	3,443	3,925	2,537
Total revenues	54,954	56,043	49,969

Expenses:
Property operating	5,647	7,389	4,059
Operating fees to related parties	4,817	4,956	1,244
Acquisition and transaction related	(129)	76	1,085
Listing fees	-	150	-
Change in fair value of listing note	-	(3,380)	-
General and administrative	1,704	1,537	1,747
Equity based compensation	1,044	(90)	-
Depreciation and amortization	23,756	23,918	21,114
Total expenses	36,839	34,556	29,249
Operating income	18,115	21,487	20,720

Other income (expense):
Interest expense	(10,569)	(10,065)	(7,811)
Income from investments	-	-	7
(Losses) gains on derivative instruments	(349)	1,150	4,211
(Losses) gains on hedges and derivatives deemed ineffective	(98)	2,679	1,448
Unrealized (losses) gains on non-functional foreign currency advances not designated as net investment hedges	-	(623)	8,907
Other income	9	64	13
Total other (expense) income, net	(11,007)	(6,795)	6,775
Net income before income taxes	7,108	14,692	27,495
Income tax expense	(550)	(2,243)	(1,640)
Net income	6,558	12,449	25,855
Non-controlling interest	(70)	(137)	-
Net income attributable to stockholders	$6,488	$12,312	$25,855

Basic and Diluted Earnings Per Share:
Basic and diluted net income per share attributable to stockholders	$0.04	$0.07	$0.14
Basic and diluted weighted average shares outstanding	168,936,633	168,936,633	179,156,462

Global Net Lease, Inc.

Quarterly Reconciliation of Non-GAAP Measures (Unaudited)

(in thousands, except share and per share data)

	Three Months Ended
	March 31, 2016	December 31, 2015	March 31, 2015

Net income attributable to stockholders (in accordance with GAAP)	$6,488	$12,312	$25,855
Depreciation and amortization	23,756	23,918	21,114
Proportionate share of adjustments for non-controlling interest to arrive at FFO	(252)	(253)	-
FFO (as defined by NAREIT) attributable to stockholders	29,992	35,977	46,969

Acquisition and transaction fees	(129)	76	1,085
Listing fees	-	150	-
Change in fair value of listing note	-	(3,380)	-
Proportionate share of adjustments for non-controlling interest to arrive at Core FFO	1	33	-
Core FFO	29,864	32,856	48,054

Non-cash equity based compensation	1,044	(90)	8
Non-cash portion of interest expense	2,418	2,365	1,944
Non-recurring general and administrative expenses (1)	-	302	-
Straight-line rent	(2,801)	(3,236)	(4,439)
Amortization of above- and below-market leases and ground lease assets and liabilities, net	16	(52)	109
Unrealized losses (gains) on non-functional foreign currency advances not designated as net investment hedges	-	623	(8,907)
Eliminate unrealized losses (gains) on foreign currency transactions (2)	1,809	(1,903)	(4,211)
Losses (gains) on hedges and derivatives deemed ineffective	98	(2,679)	(1,448)
Amortization of mortgage premium	(121)	(122)	(42)
Proportionate share of adjustments for non-controlling interest to arrive at AFFO	(26)	51	-
AFFO	$32,301	$28,115	$31,068

(1)	Represents our estimate of non-recurring internal audit service fees associated with our SOX readiness efforts and other non-recurring charges.
(2)	Effective January 1, 2016, we eliminate unrealized losses (gains) on foreign currency transactions in deriving at AFFO. As a result of this change, we revised the prior period amounts in our reconciliation of AFFO. AFFO for three months ended December 31, 2015 and March 31, 2015 were previously reported as $30,187 and $35,403, respectively, when not adjusting for the unrealized losses (gains) on foreign currency transactions of $(1,903) and $(4,211) for each of these respective periods.

Global Net Lease, Inc.

Quarterly Reconciliation of Non-GAAP Measures (Unaudited)

(in thousands, except share and per share data)

	Three Months Ended
	March 31, 2016	December 31, 2015	March 31, 2015
Adjusted EBITDA
Net income	$6,558	$12,449	$25,855
Depreciation and amortization	23,756	23,918	21,114
Interest expense	10,569	10,065	7,811
Income tax expense	550	2,243	1,640
Acquisition and transaction related	(129)	76	1,085
Losses (gains) on derivative instruments	349	(1,150)	(4,211)
Losses (gains) on hedges and derivatives deemed ineffective	98	(2,679)	(1,448)
Unrealized losses (gains) on non-functional foreign currency not designated as net investment hedges	-	623	(8,907)
Listing fees	-	150	-
Change in FV of Listing Note	-	(3,380)	-
Equity based compensation	1,044	(90)	-
Other income	(9)	(64)	(13)
Adjusted EBITDA	$42,786	$42,161	$42,926

Net Operating Income (NOI)
Operating fees to related parties	4,817	4,956	1,244
General and administrative	1,704	1,537	1,747
NOI	$49,307	$48,654	$45,917

Non-GAAP Financial Measures

These non-GAAP financial measures are not intended as alternative measures of operating results or cash flow from operations as determined in accordance with Generally Accepted Accounting Principles ("GAAP"). Funds from Operations ("FFO"), Core Funds from Operations (“Core FFO”) and Adjusted Funds from Operations (“AFFO”) are calculated using inputs which are computed in accordance with GAAP.

Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations

Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts ("NAREIT"), an industry trade group, has promulgated a measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to net income or loss as determined under GAAP.

We define FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004 (the "White Paper"). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding gains or losses from sales of property but including asset impairment write-downs, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO. Our FFO calculation complies with NAREIT's definition.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time, especially if not adequately maintained or repaired and renovated as required by relevant circumstances or as requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income. However, FFO, Core FFO and AFFO, as described below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP FFO, Core FFO and AFFO measures and the adjustments to GAAP in calculating FFO, Core FFO and AFFO. Other REITs may not define FFO in accordance with the current NAREIT definition (as we do) or may interpret the current NAREIT definition differently than we do and/or calculate Core FFO and/or AFFO differently than we do. Consequently, our presentation of FFO, Core FFO and AFFO may not be comparable to other similarly titled measures presented by other REITs.

We consider FFO, Core FFO and AFFO useful indicators of our performance. Because FFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO facilitates comparisons of operating performance between periods and between other REITs in our peer group.

Changes in the accounting and reporting promulgations under GAAP (for acquisition fees and expenses from a capitalization/depreciation model to an expensed-as-incurred model) that were put into effect in 2009 and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT's definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses for all industries as items that are expensed under GAAP, that are typically accounted for as operating expenses.

Core FFO is FFO, excluding acquisition and transaction related costs as well as certain other costs that are considered to be non-core, such as charges relating to the Listing Note and listing related fees. The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our business plan to generate operational income and cash flows in order to make dividend payments to stockholders. In evaluating investments in real estate, we differentiate the costs to acquire the investment from the operations derived from the investment. By excluding expensed acquisition and transaction related costs as well as non-core costs, we believe Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management's analysis of the investing and operating performance of our properties.

We exclude certain income or expense items from AFFO that we consider more reflective of investing activities, other non-cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our business plan. These items include unrealized gains and losses, which may not ultimately be realized, such as gains or losses on derivative instruments, gains and losses on foreign currency transactions, and gains and losses on investments and early extinguishment of debt. In addition, by excluding non-cash income and expense items such as amortization of above-market and below-market leases intangibles, amortization of deferred financing costs, straight-line rent and equity-based compensation from AFFO, we believe we provide useful information regarding income and expense items which have no cash impact and do not provide liquidity to the company or require capital resources of the company. We also include the realized gains or losses on foreign currency exchange contracts from AFFO as such cash flows impact the liquidity and capital resources available to distribute to investors. By providing AFFO, we believe we are presenting useful information that assists investors and analysts to better assess the sustainability of our ongoing operating performance without the impacts of transactions that are not related to the ongoing profitability of our portfolio of properties. We also believe that AFFO is a recognized measure of sustainable operating performance by the REIT industry. Further, we believe AFFO is useful in comparing the sustainability of our operating performance with the sustainability of the operating performance of other real estate companies that are not making a significant number of acquisitions. Investors are cautioned that AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as it excludes certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred.

In calculating AFFO, we exclude certain expenses, which under GAAP are characterized as operating expenses in determining operating net income. These expenses are paid in cash by us, and therefore such funds will not be available to distribute to investors. All paid and accrued merger, acquisition and transaction related fees and certain other expenses negatively impact our operating performance during the period in which expenses are incurred or properties are acquired will also have negative effects on returns to investors, the ability to fund dividends or distributions in the future, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property and certain other expenses. AFFO that excludes such costs and expenses would only be comparable to companies that did not have such activities. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income in determining cash flow from operating activities. In addition, we view fair value adjustments as items which are unrealized and may not ultimately be realized. We view both gains and losses from fair value adjustments as items which are not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management's analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe AFFO provides useful supplemental information.

As a result, we believe that the use of FFO, Core FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our performance relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities.

Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, and Net Operating Income

We believe that earnings before interest, taxes, depreciation and amortization adjusted for acquisition and transaction-related expenses, other non-cash items and including our pro-rata share from unconsolidated joint ventures ("Adjusted EBITDA") is an appropriate measure of our ability to incur and service debt. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs.

Net operating income ("NOI") is a non-GAAP financial measure equal to net income (loss), the most directly comparable GAAP financial measure, less discontinued operations, interest, other income and income from preferred equity investments and investment securities, plus corporate general and administrative expense, acquisition and transaction-related expenses, depreciation and amortization, other non-cash expenses and interest expense. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets and to make decisions about resource allocations. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition activity on an unlevered basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results that are more closely related to a property's results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level as opposed to the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity.